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                   PUTNAM INVESTMENT GRADE MUNICIPAL TRUST II

                              VERBAL VOTING SCRIPT

INTRODUCTION

Hello, my name is __________. I'm calling from DF King on behalf of Putnam Investment Grade Municipal Trust II. May I please speak to __________?

ADDRESS SHAREHOLDER NEEDS

The Board of Trustees of your Putnam Investment Grade Municipal Trust II mailed a proxy statement that requires your attention. I'm calling to find out if you received these materials. May I have a moment of your time?

Have you received the proxy materials in the mail?

         IF NOT, THEN HELP THE SHAREHOLDER OBTAIN THE MATERIAL HE/SHE REQUIRES. MAKE SURE THE ADDRESS IS CORRECT, MAKE ANY NECESSARY CORRECTIONS, AND CODE THE DISPOSITION AS "14" OR "15". IF THE SHAREHOLDER SAYS HE/SHE JUST GOT THE MATERIALS, OFFER HIM THE 800 PHONE NUMBER, 800-735-3428, OFFER TO GIVE HIM/HER A BRIEF SUMMARY OF THE PROXY STATEMENT, AND EXPLAIN THAT SOMEONE MAY CALL IN A FEW DAYS TO ANSWER ANY QUESTIONS.

Are you familiar with the proposals? May I assist you with any questions?

         TAKE TIME TO ANSWER ALL QUESTIONS CAREFULLY. DO NOT GIVE ADVICE. REMIND THE SHAREHOLDER THAT THE BOARD OF TRUSTEES HAS RECOMMENDED THAT HE/SHE VOTE IN FAVOR. MANY QUESTIONS CAN BE ADDRESSED BY REFERRING TO THE PROXY STATEMENT AND READING THE APPROPRIATE SECTIONS.

If it's convenient for you, I can record your vote over the telephone right now. Is it convenient?

         ALLOW THE SHAREHOLDER TO GIVE YOU A RESPONSE. IF THE SHAREHOLDER SAYS HE/SHE HAS ALREADY SENT IN THE PROXY, DO NOT ASK THE SHAREHOLDER HOW HE/SHE VOTED.

Here's how we'll proceed. The phone call will be recorded to assure accuracy. I will ask you for your name, confirmation that you received the proxy materials, your address, and the last 4 digits of your social security number. We'll then take your vote. Within 72 hours, we'll mail you a letter confirming your vote. Are you ready?

         DEPENDING ON ANSWER, TAB DOWN AND CHOOSE EITHER "Y" OR "N". IF YOU ARE GOING TO TAKE A VOTE, REMEMBER TO ALLOW THE PHONE CALL TO BE RECORDED.

BEGIN THE VOTE

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from DF King & Co. on behalf of Putnam Investment Grade Municipal Trust II. Today's date is __________ and the time is __________.

May I please have your name?

May I ask if you received the proxy materials?

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May I please have your address?

And finally the last 4 digits of your social security number?

         INPUT THE LAST 4 DIGITS OF THE SSN. YOU MAY NOT PROCEED WITHOUT THIS INFORMATION. IF THE SHAREHOLDER REFUSES TO GIVE THIS INFORMATION, EXPLAIN THAT IT IS FOR SECURITY PURPOSES ONLY, TO ASSURE THAT ONLY THE PROPER PERSON CAN VOTE HIS/HER SHARES. HOWEVER, IF THE SHAREHOLDER CONTINUES TO RESIST, YOU HAVE NO CHOICE BUT TO POLITELY END THE CALL. IN THIS CASE, RETURN TO THE FIRST SCREEN (SHIFT TAB) AND HIT "N", WHICH WILL TAKE YOU TO THE DISPOSITION SCREEN.

ACTUAL VOTING

Your Board of Trustees has made two proposals, which they have studied carefully. They recommend that you vote in favor of both of them. Would you like to vote in favor of both of the proposals as recommended by your Board?

         CHOOSE EITHER "Y" OR "N". IF YOU CHOOSE "Y", THEN THE COMPUTER WILL FILL IN THE RESPONSE FOR ALL PROPOSALS. IF YOU CHOOSE "N", YOU MUST INPUT A VOTE FOR EACH PROPOSAL. IF YOU ARE REQUIRED TO READ THE PROPOSALS INDIVIDUALLY, END EACH PROPOSAL BY SAYING, "YOUR BOARD RECOMMENDS THAT YOU VOTE IN FAVOR. HOW WOULD YOU LIKE TO VOTE?" THE VALID RESPONSES ARE:

                                    F = FOR PROPOSAL.
                                    A = AGAINST PROPOSAL.
                                    B = ABSTAIN.

CLOSING

Your vote has been recorded. You have voted __________Proposal 1 and _______________ Proposal 2. Is that correct?

         IF IT IS CORRECT, THEN CHOOSE "Y". IF IT IS NOT CORRECT, THEN CHOOSE "N". THE CURSOR WILL RETURN TO THE TOP OF THE BALLOT AND ALLOW YOU TO MAKE THE APPROPRIATE CORRECTIONS.

In the next 72 hours, we'll mail you a letter confirming your votes. If you wish to change your vote for any reason, please call us at the number listed in the letter. Thank you for your time.

         TURN OFF THE TAPE RECORDER. RECORD THE SHAREHOLDER'S NAME AND NUMBER OF SHARES ON YOUR LOG. FINISH THE PHONE CALL. IF YOU GET A VERBAL VOTE, THE ONLY VALID DISPOSITION IS "01". IF YOU DO NOT GET A VERBAL VOTE, THEN YOU MAY USE ANY VALID DISPOSITION EXCEPT "01".